Exhibit 99.1
International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:
Investors:
Elif McDonald
elif.mcdonald@valeant.com
514-856-3855
877-281-6642 (toll free)

Media:
Lainie Keller
lainie.keller@valeant.com
908-927-0617
or
Renee Soto
renee@sotocomm.com

VALEANT ANNOUNCES FIRST QUARTER 2017 RESULTS AND
RAISES FULL-YEAR ADJUSTED EBITDA GUIDANCE RANGE

•	First-Quarter Financial Results

o	Revenues of $2.109 Billion

o	GAAP Net Income of $628 Million

o	GAAP Cash Flow from Operations of $954 Million

o	Adjusted EBITDA (non-GAAP) of $861 Million

o	Adjusted Net Income (non-GAAP) of $273 Million

o	Reduced Debt by $1.3 Billion in the quarter

•	Raising 2017 Full-Year Adjusted EBITDA Guidance Range

LAVAL, Quebec, May 9, 2017 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company” or “we”) today announced first-quarter 2017 financial results.

“Our first quarter performance demonstrates that we are delivering on our commitments. We met our internal expectations, and we are continuing to make progress on our key initiatives, focus on the turnaround of our core businesses and improve internal operating efficiencies,” said Joseph C. Papa, chairman and chief executive officer, Valeant. “Our divestiture efforts and cash flow generation have led to a $3.6 billion reduction in total debt to date, since the end of the first quarter of 2016, and our successful debt refinancing provides us with a more comfortable maturity profile.”

First-Quarter 2017 Highlights

Strengthening the Balance Sheet

•	Delivered $954 million in cash flow from operations

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

•	Completed more than $1.3 billion in asset sales, including the earlier than expected closure of the sale of the CeraVe, AcneFree and AMBI skincare brands

•	On track to close the sale of Dendreon Pharmaceuticals for $819.9 million in cash proceeds in mid-year

•	Reduced debt of $1.3 billion in the first quarter of 2017; reduced total debt to date by $3.6 billion since the end of the first quarter of 2016

•	Successfully executed a debt refinancing that extended our debt maturity profile, increased our fixed vs. floating rate debt and increased covenant flexibility

Continued Focus on Core Business

•
Obtained approval for SILIQ™ (brodalumab) from the U.S. Food and Drug Administration (FDA) and announced it will be the most competitively priced injectable biologic for moderate-to-severe plaque psoriasis when it launches later this year

•	Advanced Bausch + Lomb business

◦	Received FDA 510(k) clearance for Vitesse™

◦	Received FDA 510(k) clearance for Stellaris Elite™

◦	Introduced Bausch + Lomb ULTRA® for Astigmatism contact lenses

◦	Expanded parameters for Bausch + Lomb ULTRA® for Presbyopia contact lenses

◦	Received FDA filing acceptance with Nicox S.A. for Vyzulta™[1] (latanoprostene bunod) for glaucoma with a PDUFA action date of August 24, 2017

◦	Received FDA filing acceptance for Luminesse™[1] (brimonidine tartrate ophthalmic solution, 0.025%) with a PDUFA action date of December 27, 2017

◦
Entered into an exclusive, worldwide licensing agreement for the EyeGate® II Delivery System and EGP-437 combination product candidate for the treatment of post-operative pain and inflammation in ocular surgery patients

•	Stabilized average realized pricing within our dermatology business

•	Expanded Salix sales force to reach untapped market potential in primary care

•	Grew Bausch + Lomb Vision Care business in Australia, China and Japan, with notable 11% volume growth in China

•	Announced new skincare product line collaboration with Suzan Obagi, M.D., and Nextcell Medical Company
____________________________________
1 Provisional name

First-Quarter Revenue Performance

Total revenues were $2.109 billion for the first quarter of 2017 as compared to $2.372 billion in the first quarter of 2016, a decrease of $263 million, or 11%. The decline was primarily driven by lower volumes in our U.S. Diversified Products and Branded Rx segments as a result of the loss of exclusivity for a number of products and challenging market dynamics. Revenues were also negatively affected by foreign currencies, divestitures and discontinuations, and a modest decrease in average realized pricing. These decreases were partially offset by increased volumes in our Bausch + Lomb/International segment, mainly in Europe, the Middle East, South Africa, China and Australia.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Revenues by segment were as follows:

	Three Months Ended March 31
(in millions)	2017	2016	Reported Change	Currency Impact	Constant Currency Change[2]
Segment Revenues
Bausch + Lomb/International	$1,150	$1,146	$4	$(41)	$45
Branded Rx	604	665	(61)	–	(61)
U.S. Diversified Products	355	561	(206)	–	(206)
Total revenues	$2,109	$2,372	$(263)	$(41)	$(222)
____________________________________
2 To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

Bausch + Lomb/International Segment

The Bausch + Lomb/International segment revenues were $1.15 billion for the first quarter of 2017 as compared to $1.146 billion for first quarter of 2016, an increase of $4 million, or less than 1%. Growth was 4% on a constant currency basis. Gains were primarily driven by increases in our international volumes, particularly in Europe, the Middle East, South Africa, Asia and Australia, of $59 million, partially offset by declines in U.S. Bausch + Lomb volumes of $10 million. Average realized pricing across the segment increased $16 million mainly from the international business units. The U.S. Bausch + Lomb units saw average realized pricing increase by less than $1 million. Volume and pricing gains were partially offset by the unfavorable impact of foreign currencies of $41 million and the impact of divestitures and discontinuations of $21 million.

Branded Rx Segment

The Branded Rx segment revenues were $604 million for the first quarter of 2017 as compared to $665 million in the same period in 2016, a decrease of $61 million, or 9%. The decrease was primarily driven by decreased volumes in the dermatology and Salix business units due to the loss of exclusivity of certain product lines, continued generic competition and the impact of an increase in the prevalence of high deductible medical plans. The decrease in overall volume was partially offset by an increase in average realized prices across the segment. Pricing improved in the dermatology business, driven by lower customer subsidies and accommodations and higher wholesaler selling prices. In the Salix business, we benefited from higher wholesale selling prices and from favorable chargebacks during the quarter. These increases were partially offset by higher managed care rebates particularly in the dermatology business. Segment revenues were also impacted by $7 million as a result of the divestiture of Ruconest.

U.S. Diversified Products Segment

The U.S. Diversified Products segment reported first-quarter 2017 revenues of $355 million as compared to $561 million in the first quarter of 2016, reflecting a decline of $206 million, or 37%. The decrease was primarily driven by

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

a $157 million decrease in volume and lower average realized prices of $47 million. The declines in both volume and average realized price were primarily driven by loss of exclusivity for products in the segment.

GAAP Operating Income

Operating income was $211 million for the first quarter of 2017 as compared to $66 million for the first quarter of 2016, an increase of $145 million. The decrease in operating expenses includes higher direct-to-consumer advertising expenses for Jublia® and Xifaxan® in the first quarter of 2016, which was partially offset by a higher run rate in general and administrative (G&A) expenses and asset impairments.

GAAP Net Income (Loss)

Net income for the three months ended March 31, 2017 was $628 million as compared to a net loss of ($374) million for the same period in 2016, an increase of $1.002 billion. Net income in the first quarter of 2017 includes a one-time income tax benefit of $908 million from a non-cash internal restructuring that occurred during this time. In addition, net income included the loss on extinguishment of debt of $64 million associated with our debt refinancing and repurchases that occurred in the first quarter of 2017 and an increase in interest expense of $47 million, primarily from the increase in interest rates associated with amendments to our credit agreements in 2016.

Adjusted EBITDA (non-GAAP)

Adjusted EBITDA (non-GAAP) was $861 million for the first quarter of 2017 as compared to $1.008 billion for the first quarter of 2016, a decrease of $147 million, primarily due to the loss of exclusivity for products in the U.S. Diversified Products segment.

GAAP Earnings Per Share (EPS) - Diluted

GAAP EPS - Diluted for the first quarter of 2017 came in at $1.79 as compared to $(1.08) in the first quarter of 2016.

GAAP Cash Flow from Operations

Cash provided by operating activities was $954 million for the first quarter of 2017, attributable to changes in our working capital and cash we received from our fulfillment arrangement with Walgreens.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

2017 Guidance

Valeant has raised guidance for 2017, as follows:

•	2017 Full-Year Adjusted EBITDA (non-GAAP) in the range of $3.60 - $3.75 billion from $3.55 - $3.70 billion

This guidance reflects the impact of the sale of the CeraVe, AcneFree and AMBI skincare brands. This guidance does not reflect the impact of the sale of the Dendreon business, which is expected to close mid-year.

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP). As previously discussed, the Company is no longer providing guidance with respect to Adjusted Net Income or Adjusted EPS.

Reducing and Refinancing Debt

In the first quarter of 2017, we successfully executed a debt refinancing that extended our debt maturity profile, increased our fixed vs. floating rate debt and increased flexibility under our debt covenants. During the quarter, the Company reduced its outstanding debt by $1.3 billion.

These transactions and debt payments have had the effect of lowering our cash requirements for principal debt payments over the remainder of 2017 through 2020 by an aggregate $6.32 billion, providing us with a much improved liquidity profile during this timeframe and greater flexibility to execute our business plans. In April 2017, we announced that we reduced our term loans under our Senior Secured Credit Facilities by approximately an additional $220 million.

Valeant’s corporate credit ratings remained unchanged during the first quarter of 2017. The Company’s availability under the Revolving Credit Facility was approximately $925 million at March 31, 2017.

Other Matters

•	The Company’s cash and cash equivalents were $1.210 billion at March 31, 2017.

•	Richard DeSchutter, prior chairman and chief executive officer of DuPont Pharmaceuticals Company, joined the Valeant Board of Directors.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Conference Call Details

Date:	Tuesday, May 9, 2017
Time:	8:00 a.m. EDT
Webcast:	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in:	(877) 876-8393 (North America)
(443) 961-0178 (International)
Participant Passcode:	1757022
Replay Dial-in:	(855) 859-2056 (North America)
(404) 537-3406 (International)
Replay Passcode:	1757022 (replay available until June 9, 2017)

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant's future prospects and performance (including the Company’s revised guidance with respect to 2017 Full Year Adjusted EBITDA (non-GAAP) (as discussed and defined below)), the expected impact of the Company’s debt refinancing activities, the anticipated timing of the closing of the divestiture of Dendreon Pharmaceuticals and the Company’s plans and expectations for 2017. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, certain material factors and assumptions are applied in making these forward-looking statements, including the Company’s 2017 full year guidance, and information regarding certain of these material factors and assumptions may also be found in such filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Recent Evaluation of Financial Performance Measures
Recently, the Company’s new management team undertook an evaluation of how it would measure the financial performance of the Company going forward. In evaluating its financial performance measures, the Company considered its recent changes to its strategy (which included a transition away from growth by acquisition with a greater focus on R&D activity, strengthening of the balance sheet through the paydown of debt and rationalization of the product portfolio through divestitures of non-core assets) and sought to identify performance measures that best reflect the Company’s current business operations, strategy and goals. As a result of that evaluation, new management identified the following primary financial performance measures for the Company: GAAP Revenues (measure for both guidance and actual results), GAAP Net Income (measure for actual results), Adjusted EBITDA (non-GAAP) (measure for both guidance and actual results) and GAAP Cash Flow from Operations (measure for actual results). These measures were selected as the Company believes that these measures most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. For example, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance, while GAAP Revenue focuses management on the overall growth of the business.

In addition, in connection with this evaluation of financial performance measures, the Company assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. For example, commencing with the first quarter of 2017, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions.

These new non-GAAP measures, and the new methodologies used to calculate these non-GAAP measures, are being used on a going forward basis, commencing with 2017 guidance and actual results for the first quarter of 2017. For the purposes of the Company’s actual results for the first quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measures using the new methodologies, to allow investors and readers to evaluate the non-GAAP measures (such as Adjusted EBITDA) on the same basis for the periods presented.

Use of Non-GAAP Generally
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted EBITDA (non-GAAP) and (ii) Adjusted Net Income (non-GAAP). These measures do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar non-GAAP measures. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss),

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as a non-GAAP adjustment to calculate projected GAAP net income (loss). However, because other deductions (e.g., restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amounts of these deductions may be material and, therefore, could result in GAAP net income (loss) being materially different from (including materially less than) projected Adjusted EBITDA (non-GAAP).

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein.  Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. The Company has historically used Adjusted EBITDA to evaluate current performance. As indicated above, following an evaluation of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that it is using, on a going forward basis, to evaluate the Company’s financial performance. One of those measures is Adjusted EBITDA (non-GAAP), which the Company uses for both actual results and guidance purposes. As described above, management of the Company believes that Adjusted EBITDA (non-GAAP), along with the other new measures, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives, especially in light of the Company’s new strategies. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, going forward (commencing with 2017 guidance and first quarter 2017 actual results), the Company is using Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, commencing in 2017, cash bonuses for the Company’s executive officers and other key employees will be based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA reflect adjustments based on the following items:

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Share-based Compensation: The Company excludes the impact of costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•
Acquisition- related adjustments excluding amortization of intangible assets and depreciation expense: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with Philidor Rx Services, LLC (“Philidor”). In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Finally, to the extent not already adjusted for above, Adjusted EBITDA (non-GAAP) reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first quarter actual results of 2017, there are certain differences in the calculation of Adjusted EBITDA (non-GAAP) between the current presentation and the historic presentation. In particular, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions. For the purposes of the Company’s actual results for the first quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as Adjusted EBITDA) on the same basis for the periods presented.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

Adjusted Net Income (Loss) (non-GAAP)
Historically, management has used adjusted net income (loss) (non-GAAP) (the most directly comparable GAAP financial measure for which is GAAP net income (loss)) for strategic decision making, forecasting future results and evaluating current performance. In addition, historically (including with respect to 2016), cash bonuses for the Company’s executive officers were based, in part, on the achievement of certain adjusted EPS (non-GAAP) targets. This non-GAAP measure excludes the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it was management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. It was management belief that this measure was also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management had used to evaluate past performance and prospects for future performance. Accordingly, it was the Company’s belief that adjusted net income (loss) (non-GAAP) was useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income was significantly lower than our adjusted net income (non-GAAP). As indicated above, following an assessment of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that will be used to assess Company financial performance going forward. As a result, the Company no longer uses or relies on adjusted net income (loss) (non-GAAP) in assessing the financial performance of the Company. However, a reconciliation of GAAP net income (loss) to adjusted net income (loss) (non-GAAP) is presented in the tables below for the information of readers to provide readers comparable information for prior periods.

Adjusted net income (non-GAAP) reflects adjustments based on the following items:

•
Acquisition- related adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied

11 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with Philidor. In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and

12 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•	Tax: The Company has included the tax impact of the non-GAAP adjustments using an annualized effective tax rate.

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first quarter results of 2017, there are certain differences in the calculation of adjusted net income (loss) (non-GAAP) between the current presentation and the historic presentation. In particular, adjusted net income (loss) (non-GAAP) no longer includes Foreign exchange gain/loss arising from intercompany transactions and amortization of deferred financing costs and debt discounts In addition, as of the third quarter of 2016, adjusted net income (loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. For the purposes of the Company’s actual results for the first quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as adjusted net income (loss)) on the same basis for the periods presented.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

FINANCIAL TABLES FOLLOW

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.		Table 1
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2017 and 2016
(unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2017	2016
Product sales	$2,076	$2,336
Other revenues	33	36
Total revenues	2,109	2,372
Cost of goods sold (excluding amortization and impairments of intangible assets)	584	620
Cost of other revenues	12	10
Selling, general and administrative ("SG&A")	661	813
Research and development	96	103
Amortization of intangible assets	635	678
Asset impairments	138	16
Restructuring and integration costs	18	38
Acquired in-process research and development costs	4	1
Acquisition-related contingent consideration	(10)	2
Other (income) expense	(240)	25
	1,898	2,306
Operating income	211	66
Interest expense, net	(471)	(426)
Loss on extinguishment of debt	(64)	—
Foreign exchange and other	29	(6)
Loss before (Recovery of) provision for income taxes	(295)	(366)
(Recovery of) provision for income taxes	(924)	7
Net income (loss)	629	(373)
Less: Net income attributable to noncontrolling interest	1	1
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$628	$(374)

Earnings (loss) per share:
Basic:
Earnings (loss)	$1.80	$(1.08)
Shares used in per share computation	349.8	344.9
Diluted:
Earnings (loss)	$1.79	$(1.08)
Shares used in per share computation	350.5	344.9

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.		Table 2
Reconciliation of GAAP Net Income to Adjusted Net Income (non-GAAP)
For the Three Months Ended March 31, 2017 and 2016
(unaudited)

	Three Months Ended
	March 31,
(In millions)	2017	2016
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$628	$(374)
Non-GAAP adjustments: (a)
Acquisition-related adjustments excluding amortization of intangible assets (b) (d)	(10)	34
Amortization of intangible assets	635	678
Restructuring and integration costs	18	38
Acquired in-process research and development costs	4	1
Asset impairments	138	16
Other non-GAAP charges (c) (d)	(230)	102
Amortization of deferred financing costs and debt discounts	—	21
Loss on extinguishment of debt	64	—
Foreign exchange and other (d)	—	(2)
Tax effect of non-GAAP adjustments	(974)	(71)
Total non-GAAP adjustments	(355)	817
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (As Reported) (d)	$273	$443
Depreciation resulting from a PP&E step-up resulting from acquisitions	—	(3)
Previously accelerated vesting of certain share-based equity adjustments	—	(24)
Foreign exchange loss/gain on intercompany transactions	—	2
Amortization of deferred financing costs and debt discounts	—	(21)
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (Revised basis) (e)	$273	$397

(a) The components of (and further details respecting) each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) Due to the nature of Acquisition-related adjustments excluding amortization of intangible assets, the components of this non-GAAP adjustment are reflected in various financial statement line items, as follows: Cost of goods sold, Selling, general and administrative, Research and development, and Acquisition-related contingent consideration.

(c) Due to the nature of Other non-GAAP charges, the components of this non-GAAP adjustment are reflected in various financial statement line items, as follows: Product Sales, Cost of goods sold, Selling, general and administrative, Research and development, and Other expense.

(d) This subtotal reflects the Adjusted Net income(loss) (non-GAAP) reported by the Company for the period ended March 31, 2016 using the methodology for calculating Adjusted Net Income(loss) (non-GAAP) as of that date.

(e) As of the third quarter of 2016, Adjusted net income(loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity adjustments was a component of Other non-GAAP charges. As of the first quarter of 2017, Adjusted net income(loss) (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income(loss) (non-GAAP) on the same basis for the periods presented, these adjustments have been removed from the results for the first quarter of 2016.

15 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.		Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2017 and 2016
(unaudited)

	Three Months Ended
	March 31,
(In millions)	2017	2016
Total Revenues reconciliation:
GAAP Revenues	$2,109	$2,372
Philidor Rx Services, LLC sales through deconsolidation as of January 31, 2016 (a)	—	(2)
Adjusted revenues (non-GAAP)	$2,109	$2,370
Cost of goods sold and other revenues reconciliation:
GAAP cost of goods sold and Cost of Other revenues	$596	$630
% of GAAP total revenues	28%	27%
Fair value inventory step-up resulting from acquisitions (b) (k)	—	(29)
Depreciation resulting from a PP&E step-up resulting from acquisitions (b) (k)	—	(3)
Integration related inventory and technology transfer costs (a)	—	(3)
Adjusted cost of goods and Cost of Other revenues (non-GAAP) (k)	$596	$595
% of Non-GAAP total revenues	28%	25%
Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$661	$813
% of GAAP total revenues	31%	34%
Depreciation resulting from a PP&E step-up resulting from acquisitions (b) (k)	—	(8)
CEO termination costs (a)	—	(35)
Legal and other professional fees (a) (j)	(10)	(29)
Philidor Rx Services, LLC expenses through deconsolidation as of January 31, 2016 (a)	—	(5)
Previously accelerated vesting of certain share-based equity instruments (a) (k)	—	1
Adjusted selling, general and administrative (non-GAAP) (k)	$651	$737
% of Non-GAAP total revenues	31%	31%
Research and development reconciliation:
GAAP research and development	$96	$103
% of GAAP total revenues	5%	4%
Adjusted research and development (non-GAAP)	$96	$103
% of Non-GAAP total revenues	5%	4%
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$635	$678
Amortization of intangible assets (c)	(635)	(678)
Adjusted Amortization of intangible assets (non-GAAP)	$—	$—
Restructuring and integration costs reconciliation:

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

GAAP Restructuring and integration costs (See Table 4.2)	$18	$38
Restructuring and integration costs (d)	(18)	(38)
Adjusted Restructuring and integration costs (non-GAAP)	$—	$—
Acquired in-process research and development costs reconciliation:
GAAP Acquired in-process research and development costs	$4	$1
Acquired in-process research and development costs (e)	(4)	(1)
Adjusted Acquired in-process research and development costs (non-GAAP)	$—	$—
Asset Impairments reconciliation:
GAAP Asset Impairments	$138	$16
Asset Impairments (l)	(138)	(16)
Adjusted Asset Impairments (non-GAAP)	$—	$—
Acquisition-related contingent consideration reconciliation:
GAAP acquisition-related contingent consideration	$(10)	$2
Acquisition-related contingent consideration (b)	10	(2)
Adjusted acquisition-related contingent consideration (non-GAAP)	$—	$—
Other (income) expense reconciliation:
GAAP other (income) expense	$(240)	$25
Legal settlements and related fees (a)	(77)	(2)
Net gain/(loss) on sale of assets (a)	317	(2)
Acquisition related transaction costs (a) (k)	—	(2)
Other (primarily loss recognized upon deconsolidation of Philidor Rx Services, LLC as of January 31, 2016) (a)	—	(19)
Adjusted other (income) expense (non-GAAP)	$—	$—
Interest expense, net reconciliation:
GAAP interest expense, net	$(471)	$(426)
Amortization of debt discounts (f) (k)	—	18
Amortization of deferred financing costs (f) (k)	—	2
Write-down of deferred financing costs (f) (k)	—	1
Adjusted interest expense, net (non-GAAP)	$(471)	$(405)
Loss on extinguishment of debt reconciliation:
GAAP loss on extinguishment of debt	$(64)	$—
Loss on extinguishment of debt (g)	64	—
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—
Foreign exchange and other reconciliation:
GAAP foreign exchange and other	$29	$(6)
Foreign exchange loss/gain on intercompany transactions (h) (k)	—	(2)
Adjusted foreign exchange and other (non-GAAP)	$29	$(8)
Provision for (recovery of) income taxes reconciliation:
GAAP Provision for (recovery of) income taxes	$(924)	$7
Effective GAAP tax rate	313%	2%

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Tax effect of non-GAAP adjustments (i)	974	71
Adjusted Provision for income taxes (non-GAAP)	$50	$78
Effective Non-GAAP tax rate	15%	15%

(a) Represents a component of the non-GAAP adjustment of “Other non-GAAP charges” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(b) Represents a component of the non-GAAP adjustment of “Acquisition-related adjustments excluding amortization of intangible assets” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.

(c) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Restructuring and Integration costs” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(f) Represents a component of the non-GAAP adjustment of “Amortization of deferred financing costs and debt discounts” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.

(g) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(h) Represents a component of the non-GAAP adjustment of “Foreign exchange and other” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(i) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(j) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices for the three months ended March 31, 2016 and March 31, 2017.

(k) As of the third quarter of 2016, Adjusted net income(loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity adjustments was a component of Other non-GAAP charges. As of the first quarter of 2017, Adjusted net income(loss) (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income(loss) (non-GAAP) on the same basis for the periods presented, these adjustments have been removed from the results for the first quarter of 2016. See reconciliation on Table 2.

(l) Represents the sole component of the non-GAAP adjustment of “Asset Impairments” (see Table 2). Asset impairments for the three months ended March 31, 2017 include (h) impairments of $96 million to assets we classified as held for sale during the period as they were not aligned with the focus of our core business, (ii) impairments of $36 million to certain product/patent assets associated with the discontinuance of a specific product line not aligned with the focus of our core business and (iii) other adjustments.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.		Table 2b
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2017 and 2016
(unaudited)

	Three Months Ended
	March 31,
(In millions)	2017	2016
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$628	$(374)
Interest expense, net	471	426
(Recovery of) provision for income taxes	(924)	7
Depreciation and amortization	674	731
EBITDA	$849	$790
Adjustments:
Restructuring and integration costs	18	38
Acquired in-process research and development costs	4	1
Asset impairments (d)	138	16
Share-based compensation	28	64
Acquisition-related adjustments excluding amortization of intangible assets, net of depreciation expense	(10)	31
Loss on extinguishment of debt	64	—
Foreign exchange and other	—	(2)
Other non-GAAP charges (a)	(230)	70
Adjusted EBITDA (non-GAAP) (As Reported) (e)	$861	$1,008
Foreign exchange loss/gain on intercompany transactions	—	2
Adjusted EBITDA (non-GAAP) (Revised basis) (f)	$861	$1,010

(a) Other non-GAAP charges include:	$(230)	$70
Integration related inventory and technology transfer costs	—	3
CEO termination costs (cash severance payment)	—	10
Legal and other professional fees (b)	10	29
Litigation and other matters	77	2
Net (gain)/loss on sale of assets (c)	(317)	2
Acquisition related transaction costs	—	2
Philidor Rx Services, LLC net loss through deconsolidation as of January 31, 2016	—	3
Other	—	19

(b) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

(c) For the three months ended March 31, 2017, Net (gain)/loss on sale of assets of $317 million was primarily due to $319 million gain on the Skincare sale.
(d) Asset impairments for the three months ended March 31, 2017 include (i) impairments of $96 million to assets we classified as held for sale during the period as they were not aligned with the focus of our core business, (ii) impairments of $36 million to certain product/patent assets associated with the discontinuance of a specific product line not aligned with the focus of our core business and (iii) other adjustments.

(e) This subtotal reflects the Adjusted EBITDA (non-GAAP) reported by the Company for the period ended March 31, 2016 using the methodology for calculating Adjusted EBITDA (non-GAAP) as of that date.
(f) As of the first quarter of 2017, non-GAAP adjustments no longer include adjustments for Foreign exchange gain/loss arising from intercompany transactions. For the purpose of allowing investors to evaluate Adjusted EBITDA on the same basis for the periods presented, this adjustment has been removed from the results for the first quarter of 2016.

19 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.							Table 3
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2017

	As reported
	For the Three Months Ended March 31,
(In millions)	(1) Q1 2017	(2) Q1 2016	(3) Currency impact (a)	(4) 2017 excluding currency impact (b)	(5) % Change	(6) Divestitures / Discontinuations	Same store (4-(2-6))/(2-6) (c)
Bausch + Lomb / International	$1,150	$1,146	$41	$1,191	4%	$21	6%
Branded Rx	604	665	—	604	(9)%	7	(8)%
Diversified Products	355	561	—	355	(37)%	—	(37)%
Total revenues (d)	$2,109	$2,372	$41	$2,150	(9)%	$28	(8)%

(a) Currency impact for constant currency sales is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

(b) To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.

(c) Organic Growth Definitions:
Same Store: This measure provides growth rates for businesses that have been owned for one year or more.
((Current Year Total sales – acquisitions within the last year + YoY FX impact)- (Prior Year Total sales – divestitures & discontinuations))/( Prior Year Total sales – divestitures & discontinuations)
(d) Numbers may not foot due to rounding.

20 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

	Valeant Pharmaceuticals International, Inc.		Table 4
	Consolidated Balance Sheet and Other Data
	(unaudited)
	(In millions)

4.1		As of March 31, 2017	As of December 31, 2016
	Cash
	Cash and cash equivalents	$1,210	$542
	Debt
	Revolving Credit Facility	525	875
	Series A-3 Tranche A Term Loan Facility	—	1,016
	Series A-4 Tranche A Term Loan Facility	—	658
	Series D-2 Tranche B Term Loan Facility	—	1,048
	Series C-2 Tranche B Term Loan Facility	—	805
	Series E-1 Tranche B Term Loan Facility	—	2,429
	Series F Tranche B Term Loan Facility	6,680	3,815
	Senior Notes	21,327	19,188
	Other	12	12
	Total long-term debt	28,544	29,846
	Less: current portion	(346)	(1)
	Non-current portion of long-term debt	$28,198	$29,845

		Three Months Ended
		March 31,
	GAAP Cash Flow	2017	2016
	Cash provided by operating activities	$954	$557

4.2	Restructuring and integration costs
		Three Months Ended
		March 31, 2017
	by project type	Cash Paid	Expense
	Restructuring initiatives	$19	$10
	Salix Pharmaceuticals, Ltd.	4	1
	Other (various deals)	6	7
	Total	$29	$18

	by expense type	Cash Paid	Expense
	Consulting, duplicative labor, transition services, and other	$8	$12
	Severance payments	17	3
	Facility closure costs and non-personnel manufacturing integration	4	3
	Total	$29	$18

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